UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2015

4CABLE TV INTERNATIONAL, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53983	80-0955951
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1248 Highway 501 Business Conway, South Carolina		29526
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 347-4933

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02                     Unregistered Sales of Equity Securities

On August 6, 2015, the Board of Directors of 4Cable TV International, Inc., a Nevada corporation (the “Company”) issued 5 shares of Series A Preferred Stock (the “Preferred Stock”) to certain officers and directors of the Company (the “Control Persons”).

No solicitation was made and no underwriting discounts were given or paid in connection with these transactions.  The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03                     Material Modification to Rights of Security Holders

On August 6, 2015, the Board of Directors of the Company approved the creation of Series A shares of Preferred Stock (“the Preferred Class”).  The rights, preferences, privileges, restrictions and characteristics of the Preferred Class are detailed in the Certificate of Designation to the Articles of Incorporation filed hereto as exhibit 3(ii) to this filing.

On August 11, 2015, the Board of Directors of the Company approved the amendment and restatement of the Company’s Articles of Incorporation attached hereto as Exhibit 3(i) (the “Restatement”). The purpose of the Restatement was to:

(i)	Increase the number of authorized shares of Common Stock to 5,000,000,000;

(ii)	Increase the number of authorized shares of Preferred Stock to 50,000,000;

(iii)	Set the par value of the Common and Preferred Stock to $0.00001;

(iv)
Authorize the Board of Directors to issue “blank check” Preferred Stock and fix the rights, preferences, privileges, qualifications, limitations, and restrictions of any Preferred Stock issued by the Company, including the number of shares constituting any series or the designation of such series.

On August 11, 2015, the Board of Directors of the Company approved, following the completed Restatement filing in the state of Nevada, the creation of Series B shares of Preferred Stock (“the Subscription Class”).  The rights, preferences, privileges, restrictions and characteristics of the Subscription Class are detailed in the Certificate of Designation to the Articles of Incorporation filed hereto as exhibit 3(iii) to this filing:

Item 5.01	Changes in Control of Registrant

As of August 6, 2015, in connection with the issuance of the Preferred Stock described in Item 3.02 above, The Control Persons hold a controlling beneficial interest in the Company and as a result may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2015, Ross De Mello resigned as interim Chief Financial Officer and a member of the Board of Directors of the Company. Mr. De Mello was appointed as the interim Chief Financial Officer and as a Director of the Company in March and May of 2014 respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted in Item 3.03, on August 6, 2015, the Board of Directors of the Company approved the creation of the Preferred Class.  The rights, preferences, privileges, restrictions and characteristics of the Preferred Class are detailed in the Certificate of Designation to the Articles of Incorporation filed hereto as an exhibit to this filing.

On August 11, 2015, the Board of Directors approved Restatement as more particularly described in Item 3.03 above.

As noted in Item 3.03, on August 11, 2015, the Board of Directors of the Company approved, following the completed Restatement filing in the state of Nevada, the creation of the Subscription Class as more particularly described in Item 3.03 above. The Certificate of Designation to the Articles of Incorporation is filed hereto as exhibit 3(iii) to this filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 11, 2015, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved the Restatement as more particularly described in Item 3.03 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3(i)	Amended and Restated Articles of Incorporation of 4Cable TV International, Inc.
3(ii)	Certificate of Designation for Series A Preferred Stock.
3(iii)	Certificate of Designation for Series B Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4CABLE TV INTERNATIONAL, INC.

Date: August 14, 2015	By:	/s/ Steven K. Richey
Name: Steven K. Richey
Title: Chief Executive Officer